Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-121092) pertaining to the McDonald’s Ventures 401(k) Plan of our report dated June 15, 2006, with respect to the financial statements and schedule of the McDonald’s Ventures 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

                                         /s/ Ernst & Young LLP

Chicago, IL

June 26, 2006